Exhibit 99.1

PCB Bancorp Reports Record Earnings of $6.8 million for Q3 2019
Los Angeles, California - October 24, 2019 - PCB Bancorp (the “Company”) (NASDAQ: PCB), the holding company of Pacific City Bank (the “Bank”), today reported net income of $6.8 million, or $0.42 per diluted common share for the third quarter of 2019, compared with $6.6 million, or $0.40 per diluted common share, for the previous quarter and $6.5 million, or $0.44 per diluted common share, for the year-ago quarter.
Q3 2019 Financial Highlights

•	Net income totaled $6.8 million or $0.42 per diluted common share;

•
Total assets were $1.70 billion at September 30, 2019, a decrease of $27.0 million, or 1.6%, from $1.73 billion at June 30, 2019, an increase of $2.4 million, or 0.1%, from $1.70 billion at December 31, 2018, and an increase of $35.7 million, or 2.1%, from $1.66 billion at September 30, 2018;

•
Loans held-for-investment, net of deferred costs (fees), were $1.39 billion at September 30, 2019, a decrease of $5.7 million, or 0.4%, from $1.40 billion at June 30, 2019, an increase of $51.1 million, or 3.8%, from $1.34 billion at December 31, 2018, and an increase of $80.7 million, or 6.2%, from $1.31 billion at September 30, 2018;

•
Total deposits were $1.43 billion at September 30, 2019, a decrease of $14.3 million, or 1.0%, from $1.45 billion at June 30, 2019, a decrease of $11.5 million, or 0.8%, from $1.44 billion at December 31, 2018 and an increase of $12.7 million, or 0.9%, from $1.42 billion at September 30, 2018;

•	The Company repurchased 374,069 shares of its common stock totaling $6.1 million under the publicly announced $6.5 million share repurchase program through September 30, 2019; and

•	The Company declared a cash dividend of $0.06 per common share.
“We are pleased to report another strong quarterly financial performance for the third quarter of 2019 highlighted by $6.8 million net income, or $0.42 per diluted common share,” stated Henry Kim, President and Chief Executive Officer. “In spite of the challenging environment of declining interest rates, we maintained a net interest margin of 4.11% during the third quarter of 2019. Year-to-date, we maintained a net interest margin of 4.16%.”

Financial Highlights (Unaudited)

	Three Months Ended					Nine Months Ended
($ in thousands, except per share data)	9/30/2019	6/30/2019	% Change	9/30/2018	% Change	9/30/2019	9/30/2018	% Change
Net income	$6,785	$6,601	2.8%	$6,543	3.7%	$19,950	$17,569	13.6%
Diluted earnings per common share	$0.42	$0.40	5.0%	$0.44	(4.5)%	$1.23	$1.25	(1.6)%

Net interest income	$17,529	$17,692	(0.9)%	$16,716	4.9%	$52,374	$47,892	9.4%
Provision (reversal) for loan losses	(102)	394	(125.9)%	417	(124.5)%	207	937	(77.9)%
Noninterest income	2,802	3,054	(8.3)%	2,580	8.6%	8,265	8,215	0.6%
Noninterest expense	10,777	10,984	(1.9)%	9,520	13.2%	32,050	30,091	6.5%

Return on average assets (1)	1.55%	1.52%		1.60%		1.55%	1.50%
Return on average shareholders’ equity (1), (2)	12.02%	12.01%		14.50%		12.15%	14.85%
Net interest margin (1)	4.11%	4.17%		4.17%		4.16%	4.19%
Efficiency ratio (3)	53.01%	52.95%		49.34%		52.85%	53.63%

($ in thousands, except per share data)	9/30/2019	6/30/2019	% Change	12/31/2018	% Change	9/30/2018	% Change
Total assets	$1,699,446	$1,726,486	(1.6)%	$1,697,028	0.1%	$1,663,787	2.1%
Net loans held-for-investment	1,376,736	1,382,229	(0.4)%	1,325,515	3.9%	1,296,027	6.2%
Total deposits	1,432,262	1,446,526	(1.0)%	1,443,753	(0.8)%	1,419,526	0.9%
Book value per common share (2), (4)	$14.30	$13.98	2.3%	$13.16	8.7%	$12.71	12.5%
Tier 1 leverage ratio (consolidated)	12.87%	12.74%		12.60%		12.59%
Total shareholders’ equity to total assets (2)	13.22%	12.94%		12.39%		12.20%

(1)	Ratios are presented on an annualized basis.

(2)	The Company did not have any intangible equity components for the presented periods.

(3)	The ratios are calculated by dividing noninterest expense by the sum of net interest income and noninterest income.

(4)	The ratios are calculated by dividing total shareholders’ equity by the number of outstanding common shares.

Result of Operations (Unaudited)
Net Interest Income and Net Interest Margin
The following table presents the components of net interest income for the periods indicated:

	Three Months Ended					Nine Months Ended
($ in thousands)	9/30/2019	6/30/2019	% Change	9/30/2018	% Change	9/30/2019	9/30/2018	% Change
Interest income/expense on:
Loans	$21,876	$21,969	(0.4)%	$19,699	11.1%	$64,779	$55,749	16.2%
Investment securities	978	1,062	(7.9)%	931	5.0%	3,133	2,648	18.3%
Other interest-earning assets	833	999	(16.6)%	866	(3.8)%	2,757	2,071	33.1%
Total interest-earning assets	23,687	24,030	(1.4)%	21,496	10.2%	70,669	60,468	16.9%
Interest-bearing deposits	6,060	6,200	(2.3)%	4,643	30.5%	17,925	12,101	48.1%
Borrowings	98	138	(29.0)%	137	(28.5)%	370	475	(22.1)%
Total interest-bearing liabilities	6,158	6,338	(2.8)%	4,780	28.8%	18,295	12,576	45.5%
Net interest income	$17,529	$17,692	(0.9)%	$16,716	4.9%	$52,374	$47,892	9.4%
Average balance of:
Loans	$1,396,437	$1,378,910	1.3%	$1,280,352	9.1%	$1,372,704	$1,245,551	10.2%
Investment securities	161,528	167,991	(3.8)%	154,020	4.9%	165,638	150,462	10.1%
Other interest-earning assets	135,774	154,661	(12.2)%	156,831	(13.4)%	143,616	132,483	8.4%
Total interest-earning assets	$1,693,739	$1,701,562	(0.5)%	$1,591,203	6.4%	$1,681,958	$1,528,496	10.0%
Interest-bearing deposits	$1,126,376	$1,143,678	(1.5)%	$1,073,433	4.9%	$1,128,606	$1,038,019	8.7%
Borrowings	20,326	30,166	(32.6)%	30,000	(32.2)%	26,820	36,557	(26.6)%
Total interest-bearing liabilities	$1,146,702	$1,173,844	(2.3)%	$1,103,433	3.9%	$1,155,426	$1,074,576	7.5%
Annualized average yield/cost of:
Loans	6.22%	6.39%		6.10%		6.31%	5.98%
Investment securities	2.40%	2.54%		2.40%		2.53%	2.35%
Other interest-earning assets	2.43%	2.59%		2.19%		2.57%	2.09%
Total interest-earning assets	5.55%	5.66%		5.36%		5.62%	5.29%
Interest-bearing deposits	2.13%	2.17%		1.72%		2.12%	1.56%
Borrowings	1.91%	1.83%		1.81%		1.84%	1.74%
Total interest-bearing liabilities	2.13%	2.17%		1.72%		2.12%	1.56%
Net interest margin	4.11%	4.17%		4.17%		4.16%	4.19%
Supplementary information
Net accretion of discount (premium) on loans included in interest on loans	$1,031	$1,194	(13.7)%	$1,090	(5.4)%	$3,083	$3,057	0.9%

Loans. The decrease in average yield for the current quarter compared with the previous quarter was primarily due to the recent decreases in market rates. The increases in average yield for the three and nine months ended September 30, 2019 compared with the same periods of 2018 were primarily due to the rising interest rate environment in 2018 and higher market rates in 2019. The Company had benefited from its high proportion of variable rate loans that had repriced along with such interest rate environment; however, the Company strategically had increased the proportion of fixed rate loans throughout the current year in order to better-position its balance sheet to match the current and potential future interest rate environment.
The following table presents a composition of total loans by interest rate type accompanied with the weighted-average contractual rates as of the dates indicated:

	9/30/2019		6/30/2019		12/31/2018		9/30/2018
	% to Total Loans	Weighted-Average Contractual Rate	% to Total Loans	Weighted-Average Contractual Rate	% to Total Loans	Weighted-Average Contractual Rate	% to Total Loans	Weighted-Average Contractual Rate
Fixed rate loans	40.5%	5.26%	37.8%	5.24%	34.4%	5.13%	32.3%	5.10%
Variable rate loans	59.5%	5.88%	62.2%	6.29%	65.6%	6.30%	67.7%	6.03%

Investment Securities. The decrease in average yield for the current quarter compared with the previous quarter was primarily due to an increase in premium amortization from a higher prepayment trend in the current quarter. The increase in average yield for the nine months ended September 30, 2019 compared with the same periods of 2018 was primarily due to additional purchases of investment securities along with the rising interest rate environment in 2018 and higher market rates in 2019. The Company did not purchase any investment securities during the current quarter, but purchased new investment securities of $24.3 million during the last 12-month period.
Other Interest-Earning Assets. The average yield on other interest-bearing assets is closely related to the changes in market rates, as the Company maintains most of its cash at the Federal Reserve Bank account. The average balance for the current quarter decreased as loan growth was mainly supported by the Company’s cash on deposit at the Federal Reserve Bank.
Interest-Bearing Deposits. The decrease in average cost for the current quarter was primarily due to the recent decreases in market rates; however, the impact was smaller than the change in average yield on interest-earning assets due to high competition in the Company’s deposit target markets.
Borrowings. The Company had fixed rate term advances from FHLB of $20.0 million with a weighted average rate of 1.92% and original maturity terms ranging from 3 to 5 years at September 30, 2019.
Provision (Reversal) for Loan Losses
Provision (reversal) for loan losses was $(102) thousand for the current quarter compared with $394 thousand for the previous quarter and $417 thousand for the year-ago quarter. The reversal for the current quarter was primarily due to a decrease in loans held-for-investment as well as a decrease in historical loss rates and changes in qualitative adjustment factors. For the nine months ended September 30, 2019 and 2018, the Company recognized provision for loan losses of $207 thousand and $937 thousand, respectively. The Company recorded net charge-offs of $132 thousand for the current quarter compared with net charge-offs of $203 thousand for the previous quarter and net recoveries of $59 thousand for the year-ago quarter. For the nine months ended September 30, 2019 and 2018, the Company recorded net charge-offs of $280 thousand and $64 thousand, respectively.
Allowance for loan losses to total loans held-for-investment ratio was 0.94% at September 30, 2019, 0.96% at June 30, 2019, 0.98% at December 31, 2018, and 1.00% at September 30, 2018. The decrease in this ratio was primarily due to a decrease in historical loss rates and changes in qualitative adjustment factors.
Noninterest Income
The following table presents the components of noninterest income for the periods indicated:

	Three Months Ended					Nine Months Ended
($ in thousands)	9/30/2019	6/30/2019	% Change	9/30/2018	% Change	9/30/2019	9/30/2018	% Change
Gain on sale of loans	1,540	1,891	(18.6)%	1,328	16.0%	4,551	4,477	1.7%
Service charges and fees on deposits	405	368	10.1%	377	7.4%	1,137	1,102	3.2%
Loan servicing income	534	492	8.5%	578	(7.6)%	1,657	1,789	(7.4)%
Other income	323	303	6.6%	297	8.8%	920	847	8.6%
Total noninterest income	$2,802	$3,054	(8.3)%	$2,580	8.6%	$8,265	$8,215	0.6%

Gain on Sale of Loans. The following table presents information on gain on sale of loans for the periods indicated:

	Three Months Ended					Nine Months Ended
($ in thousands)	9/30/2019	6/30/2019	% Change	9/30/2018	% Change	9/30/2019	9/30/2018	% Change
Gain on sale of SBA loans
Sold loan balance	$22,186	$29,168	(23.9)%	$23,108	(4.0)%	$72,537	$65,591	10.6%
Premium received	2,061	2,665	(22.7)%	1,915	7.6%	6,288	6,041	4.1%
Gain recognized	1,498	1,884	(20.5)%	1,306	14.7%	4,487	4,219	6.4%
Gain on sale of residential property loans
Sold loan balance	$4,661	$375	1,142.9%	$2,217	110.2%	$7,432	$10,899	(31.8)%
Gain recognized	42	7	500.0%	22	90.9%	64	213	(70.0)%
Gain on sale of other loans
Sold loan balance	$—	$—	—%	$—	—%	$—	$1,084	(100.0)%
Gain recognized	—	—	—%	—	—%	—	45	(100.0)%

Service Charges and Fees on Deposits. The increases were primarily due to an increase in non-sufficient fund charges during the current quarter.
Loan Servicing Income. The Company services SBA loans and certain residential property loans that are sold to the secondary market. The increase for the current quarter compared with the previous quarter was primarily due to a decrease in servicing asset amortization. During the previous quarter, servicing asset amortization was increased from a higher prepayment trend. The following table presents information on loan servicing income for the periods indicated.

	Three Months Ended					Nine Months Ended
($ in thousands)	9/30/2019	6/30/2019	% Change	9/30/2018	% Change	9/30/2019	9/30/2018	% Change
Loan servicing income
Servicing income received	$1,195	$1,190	0.4%	$1,265	(5.5)%	$3,532	$3,719	(5.0)%
Servicing assets amortization	(661)	(698)	(5.3)%	(687)	(3.8)%	(1,875)	(1,930)	(2.8)%
Loan servicing income	$534	$492	8.5%	$578	(7.6)%	$1,657	$1,789	(7.4)%
Underlying loans at end of period	$493,923	$504,094	(2.0)%	$533,860	(7.5)%	$493,923	$533,860	(7.5)%

Other Income. The increases were primarily due to increases in wire and remittance fees, and debit card interchanges fees.
Noninterest Expense
The following table presents the components of noninterest expense for the periods indicated:

	Three Months Ended					Nine Months Ended
($ in thousands)	9/30/2019	6/30/2019	% Change	9/30/2018	% Change	9/30/2019	9/30/2018	% Change
Salaries and employee benefits	$6,901	$6,600	4.6%	$5,840	18.2%	$20,123	$18,239	10.3%
Occupancy and equipment	1,408	1,407	0.1%	1,244	13.2%	4,128	3,634	13.6%
Professional fees	664	686	(3.2)%	213	211.7%	2,108	1,724	22.3%
Marketing and business promotion	292	529	(44.8)%	555	(47.4)%	1,049	1,484	(29.3)%
Data processing	348	338	3.0%	314	10.8%	1,004	911	10.2%
Director fees and expenses	188	185	1.6%	220	(14.5)%	562	661	(15.0)%
Regulatory assessments	—	309	(100.0)%	192	(100.0)%	425	469	(9.4)%
Other expenses	976	930	4.9%	942	3.6%	2,651	2,969	(10.7)%
Total noninterest expense	$10,777	$10,984	(1.9)%	$9,520	13.2%	$32,050	$30,091	6.5%

Salaries and Employee Benefits. Overall, the increases were primarily due to the hiring of new experienced employees with higher salaries in order to support the expansion of the Company's infrastructure for being a public company and to enhance the controls and processes on Bank Secrecy Act and Anti-Money Laundering (“BSA/AML”) compliance.
Occupancy and Equipment. The increases for the three and nine months ended September 30, 2019 compared with same periods of 2018 were primarily due to an establishment of new loan production office in Artesia, California in December 2018 and an increase in equipment maintenance expense.
Professional Fees. The increases for the three and nine months ended September 30, 2019 compared with the same periods of 2018 were primarily due to increases in audit and other professional fees for being a public company and expense related to enhancement of the Bank's controls and processes on BSA/AML compliance programs, and a true-up of expenses that were directly related to the initial public offering during the year-ago quarter.
Regulatory Assessments. The decreases were primarily due to a small bank assessment credit from the FDIC during the current quarter, partially offset by an increase in assessment rate from the recent consent order relating to the Bank’s compliance with BSA/AML. The Company would have recognized regulatory assessments expense of $228 thousand without the small bank assessment credit for the current quarter. Regulatory assessments expense for the next quarter is also expected to be reduced by approximately $116 thousand, which is the remaining portion of small bank assessment credit that exceeded the current quarter expense. Regulatory assessment for the previous quarter included an adjustment made for the assessment rate increase for the first quarter of 2019.
Other Expenses. The decrease for the nine months ended September 30, 2019 compared with the same period of 2018 was primarily due to a $577 thousand reimbursement paid to the SBA during the second quarter of 2018, partially offset by increases in other loan related legal and office expenses.

Balance Sheet (Unaudited)
Loans
The following table presents a composition of total loans (includes both loans held-for-sale and loans held-for-investment, net of deferred costs (fees)) as of the dates indicated:

($ in thousands)	9/30/2019	6/30/2019	% Change	12/31/2018	% Change	9/30/2018	% Change
Real estate loans:
Commercial property	$759,881	$748,526	1.5%	$709,409	7.1%	$702,487	8.2%
Residential property	236,382	240,630	(1.8)%	233,816	1.1%	214,960	10.0%
SBA property	126,347	128,208	(1.5)%	120,939	4.5%	128,149	(1.4)%
Construction	17,175	22,455	(23.5)%	27,323	(37.1)%	28,838	(40.4)%
Commercial and industrial loans:
Commercial term	105,433	105,651	(0.2)%	102,133	3.2%	96,017	9.8%
Commercial lines of credit	95,997	101,531	(5.5)%	91,994	4.4%	82,591	16.2%
SBA commercial term	25,326	24,762	2.3%	27,147	(6.7)%	28,493	(11.1)%
Other consumer loans	23,289	23,794	(2.1)%	25,921	(10.2)%	27,589	(15.6)%
Loans held-for-investment	1,389,830	1,395,557	(0.4)%	1,338,682	3.8%	1,309,124	6.2%
Loans held-for-sale	1,583	440	259.8%	5,781	(72.6)%	12,957	(87.8)%
Total loans	$1,391,413	$1,395,997	(0.3)%	$1,344,463	3.5%	$1,322,081	5.2%

The decrease in loans held-for-investment for the current quarter was primarily due to pay-downs and pay-offs of $102.0 million, partially offset by new funding of $70.4 million and advances on lines of credit of $26.6 million. During the current quarter, new funding decreased by $38.8 million compared with the previous quarter primarily due to higher competition and pay-downs and pay-offs also increased by $14.9 million compared with the previous quarter. The increase for the nine months ended September 30, 2019 was primarily due to new funding of $252.9 million and advances on lines of credit of $80.5 million, partially offset by pay-downs and pay-offs of $280.8 million.
The increase in loans held-for-sale for the current quarter was primarily due to new funding of $27.5 million, partially offset by sales of $26.8 million. The decrease in loans held-for-sale for the nine months ended September 30, 2019 was primarily due to sales of $80.0 million, partially offset by new funding of $75.0 million and a loan transferred from loans held-for-investment of $824 thousand.

Credit Quality
The following table presents compositions of non-performing loans and non-performing assets as of the dates indicated:

($ in thousands)	9/30/2019	6/30/2019	% Change	12/31/2018	% Change	9/30/2018	% Change
Nonaccrual loans:
Real estate loans:
Commercial property	$—	$—	—%	$—	—%	$234	(100.0)%
Residential property	—	—	—%	302	(100.0)%	—	—%
SBA property	1,441	1,372	5.0%	540	166.9%	970	48.6%
Commercial and industrial loans:
Commercial lines of credit	327	—	—%	—	—%	—	—%
SBA commercial term	68	16	325.0%	203	(66.5)%	254	(73.2)%
Consumer loans	7	41	(82.9)%	16	(56.3)%	114	(93.9)%
Total nonaccrual loans held-for-investment	1,843	1,429	29.0%	1,061	73.7%	1,572	17.2%
Loans past due 90 days or more and still accruing	—	—	—%	—	—%	—	—%
Non-performing loans (“NPLs”)	1,843	1,429	29.0%	1,061	73.7%	1,572	17.2%
Other real estate owned (“OREO”)	—	395	(100.0)%	—	—%	—	—%
Non-performing assets (“NPAs”)	$1,843	$1,824	1.0%	$1,061	73.7%	$1,572	17.2%
Loans past due and still accruing:
Loans past due 30 to 59 days and still accruing	$664	$804	(17.4)%	$368	80.4%	$337	97.0%
Loans past due 60 to 89 days and still accruing	59	5	1,080.0%	9	555.6%	426	(86.2)%
Loans past due 90 days or more and still accruing	—	—	—%	—	—%	—	—%
Total loans past due and still accruing	$723	$809	(10.6)%	377	91.8%	$763	(5.2)%
Troubled debt restructurings (“TDRs”):
Accruing TDRs	$713	$391	82.4%	$432	65.0%	$467	52.7%
Nonaccrual TDRs	249	131	90.1%	131	90.1%	458	(45.6)%
Total TDRs	$962	$522	84.3%	$563	70.9%	$925	4.0%
NPLs to loans held-for-investment	0.13%	0.10%		0.08%		0.12%
NPAs to total assets	0.11%	0.11%		0.06%		0.09%

Classified Assets
Classified loans were $7.9 million at September 30, 2019, an increase of $394 thousand, or 5.3%, from $7.5 million at June 30, 2019, an increase of $1.0 million, or 14.8%, from $6.9 million at December 31, 2018, and an increase of $1.6 million, or 26.4%, from $6.2 million at September 30, 2018.
Classified assets, which consist of classified loans and OREO, and the classified assets to total assets ratios were $7.9 million and 0.46%, respectively, at September 30, 2019, $7.9 million and 0.46%, respectively, at June 30, 2019, $6.9 million and 0.40%, respectively, at December 31, 2018, and $6.2 million and 0.37%, respectively, at September 30, 2018.
Investment Securities
Total investment securities were $156.2 million at September 30, 2019, a decrease of $9.0 million, or 5.5%, from $165.2 million at June 30, 2019, a decrease of $12.5 million, or 7.4%, from $168.8 million at December 31, 2018, and a decrease of $877 thousand, or 0.6%, from $157.1 million at September 30, 2018. The decrease for the current quarter was primarily due to principal pay-downs and calls of $9.2 million and net premium amortization of $234 thousand, partially offset by an increase in fair value of securities available-for-sale of $442 thousand. The decrease for the nine months ended September 30, 2019 was primarily due to principal pay-downs and calls of $23.6 million and net premium amortization of $641 thousand, partially offset by purchases of $8.4 million and an increase in fair value of securities available-for-sale of $3.3 million.

Deposits
The following table presents deposit mix as of the dates indicated:

	9/30/2019		6/30/2019		12/31/2018		9/30/2018
($ in thousands)	Amount	% to Total	Amount	% to Total	Amount	% to Total	Amount	% to Total
Noninterest-bearing demand deposits	$353,448	24.7%	$339,603	23.5%	$329,270	22.8%	$350,346	24.7%
Interest-bearing deposits:
NOW	16,108	1.1%	12,638	0.9%	24,683	1.7%	11,638	0.8%
Money market accounts	307,663	21.5%	311,865	21.6%	280,733	19.4%	263,704	18.6%
Savings	8,206	0.6%	6,844	0.5%	8,194	0.6%	8,417	0.6%
Time deposits of $250,000 or less	417,549	29.1%	453,286	31.2%	477,134	33.0%	476,370	33.5%
Time deposits of more than $250,000	206,785	14.4%	204,780	14.2%	181,239	12.6%	161,551	11.4%
State and brokered deposits	122,503	8.6%	117,510	8.1%	142,500	9.9%	147,500	10.4%
Total interest-bearing deposits	1,078,814	75.3%	1,106,923	76.5%	1,114,483	77.2%	1,069,180	75.3%
Total deposits	$1,432,262	100.0%	$1,446,526	100.0%	$1,443,753	100.0%	$1,419,526	100.0%

The decrease for the current quarter was primarily due to closed accounts of $103.0 million and net balance decreases of $2.1 million on existing accounts, partially offset by new accounts of $90.8 million. The increase for the nine months ended September 30, 2019 was primarily due to new accounts of $320.5 million, partially offset by closed accounts of $297.6 million and net balance decreases of $10.2 million on existing accounts. During the current quarter, the Company strategically reduced time deposits for balance sheet and earnings management. The Company also began utilizing brokered money market accounts in order to diversify its funding source and had a total outstanding balance of $10.0 million at September 30, 2019.
Operating Lease Assets and Liabilities
On January 1, 2019, the Company adopted Accounting Standard Update (“ASU”) 2016-02, “Leases (Topic 842),” and all subsequent ASUs that are related to Topic 842. The Company adopted this ASU using the optional transition method with a cumulative effect adjustment to retained earnings without restating prior financial statements for comparable amounts. As a result, the Company recognized right-of-use assets and liabilities of $9.6 million and $10.6 million, respectively, with a cumulative effect adjustment of $53 thousand to retained earnings at the date of adoption.
Shareholders’ Equity
Shareholders’ equity was $224.6 million at September 30, 2019, an increase of $1.2 million, or 0.6%, from $223.4 million at June 30, 2019, an increase of $14.3 million, or 6.8%, from $210.3 million at December 31, 2018, and an increase of $21.7 million, or 10.7%, from $202.9 million at September 30, 2018. The increases were primarily due to retention of earnings and increases in other comprehensive income, share-based compensation expense and stock options exercised, partially offset by repurchase of common stock and cash dividends paid on common stock.
On March 28, 2019, the Company’s Board of Directors approved the repurchase of up to $6.5 million of the Company’s common stock through March 27, 2020. The Company had repurchased 374,069 shares of its common stock totaling $6.1 million through September 30, 2019.

Capital Ratios
Based on changes to the Federal Reserve’s definition of a “Small Bank Holding Company” that increased the threshold to $3 billion in assets in August 2018, the Company is not currently subject to separate minimum capital measurements. At such time as the Company reaches the $3 billion asset level, it will again be subject to capital measurements independent of the Bank. For comparison purposes, the Company’s ratios are included in following discussion. The following table presents capital ratios for the Company and the Bank as of dates indicated:

	9/30/2019	6/30/2019	12/31/2018	9/30/2018
PCB Bancorp
Common tier 1 capital (to risk-weighted assets)	16.30%	16.20%	16.28%	16.08%
Total capital (to risk-weighted assets)	17.27%	17.18%	17.31%	17.12%
Tier 1 capital (to risk-weighted assets)	16.30%	16.20%	16.28%	16.08%
Tier 1 capital (to average assets)	12.87%	12.74%	12.60%	12.59%
Pacific City Bank
Common tier 1 capital (to risk-weighted assets)	16.11%	16.07%	16.19%	15.89%
Total capital (to risk-weighted assets)	17.08%	17.05%	17.21%	16.93%
Tier 1 capital (to risk-weighted assets)	16.11%	16.07%	16.19%	15.89%
Tier 1 capital (to average assets)	12.72%	12.64%	12.53%	12.45%

About PCB Bancorp
PCB Bancorp, formerly known as Pacific City Financial Corporation, is the bank holding company for Pacific City Bank, a California state chartered bank, offering a full suite of commercial banking services to small to medium-sized businesses, individuals and professionals, primarily in Southern California, and predominantly in Korean-American and other minority communities.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of our beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward-looking statements include without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as ‘‘may,’’ “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “aim,” “intend,” “plan,” or words or phases of similar meaning. We caution that the forward-looking statements are based largely on our expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control. These and other important factors are detailed in various securities law filings made periodically by the Company, copies of which are available from the Company without charge. Actual results, performance or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements. Any forward-looking statements presented herein are made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise, except as required by law.
Contact:
Timothy Chang
Executive Vice President & Chief Financial Officer
213-210-2000

PCB Bancorp and Subsidiary
Consolidated Balance Sheets (Unaudited)
($ in thousands, except share and per share data)

	9/30/2019	6/30/2019	% Change	12/31/2018	% Change	9/30/2018	% Change
Assets
Cash and due from banks	$22,546	$19,080	18.2%	$24,121	(6.5)%	$27,532	(18.1)%
Interest-bearing deposits in financial institutions	99,366	114,205	(13.0)%	138,152	(28.1)%	136,524	(27.2)%
Total cash and cash equivalents	121,912	133,285	(8.5)%	162,273	(24.9)%	164,056	(25.7)%
Securities available-for-sale, at fair value	134,602	142,539	(5.6)%	146,991	(8.4)%	135,089	(0.4)%
Securities held-to-maturity	21,601	22,685	(4.8)%	21,760	(0.7)%	21,991	(1.8)%
Total investment securities	156,203	165,224	(5.5)%	168,751	(7.4)%	157,080	(0.6)%
Loans held-for-sale	1,583	440	259.8%	5,781	(72.6)%	12,957	(87.8)%
Loans held-for-investment, net of deferred loan costs (fees)	1,389,830	1,395,557	(0.4)%	1,338,682	3.8%	1,309,124	6.2%
Allowance for loan losses	(13,094)	(13,328)	(1.8)%	(13,167)	(0.6)%	(13,097)	—%
Net loans held-for-investment	1,376,736	1,382,229	(0.4)%	1,325,515	3.9%	1,296,027	6.2%
Premises and equipment, net	4,008	4,334	(7.5)%	4,588	(12.6)%	4,615	(13.2)%
Federal Home Loan Bank and other bank stock	8,345	8,345	—%	7,433	12.3%	7,433	12.3%
Other real estate owned, net	—	395	(100.0)%	—	—%	—	—%
Deferred tax assets, net	3,389	3,241	4.6%	3,377	0.4%	4,209	(19.5)%
Servicing assets	6,899	7,230	(4.6)%	7,666	(10.0)%	8,114	(15.0)%
Operating lease assets	9,561	10,105	(5.4)%	—	—%	—	—%
Accrued interest receivable and other assets	10,810	11,658	(7.3)%	11,644	(7.2)%	9,296	16.3%
Total assets	$1,699,446	$1,726,486	(1.6)%	$1,697,028	0.1%	$1,663,787	2.1%
Liabilities
Deposits:
Noninterest-bearing demand	$353,448	$339,603	4.1%	$329,270	7.3%	$350,346	0.9%
Savings, NOW and money market accounts	341,980	331,357	3.2%	313,610	9.0%	283,759	20.5%
Time deposits of $250,000 or less	440,049	480,786	(8.5)%	519,634	(15.3)%	523,870	(16.0)%
Time deposits of more than $250,000	296,785	294,780	0.7%	281,239	5.5%	261,551	13.5%
Total deposits	1,432,262	1,446,526	(1.0)%	1,443,753	(0.8)%	1,419,526	0.9%
Federal Home Loan Bank advances	20,000	35,000	(42.9)%	30,000	(33.3)%	30,000	(33.3)%
Operating lease liabilities	10,574	11,131	(5.0)%	—	—%	—	—%
Accrued interest payable and other liabilities	11,967	10,429	14.7%	12,979	(7.8)%	11,323	5.7%
Total liabilities	1,474,803	1,503,086	(1.9)%	1,486,732	(0.8)%	1,460,849	1.0%
Commitments and contingent liabilities
Shareholders’ equity
Common stock, no par value	169,224	174,135	(2.8)%	174,366	(2.9)%	174,653	(3.1)%
Retained earnings	54,768	48,927	11.9%	37,577	45.7%	31,325	74.8%
Accumulated other comprehensive income (loss), net	651	338	92.6%	(1,647)	(139.5)%	(3,040)	(121.4)%
Total shareholders’ equity	224,643	223,400	0.6%	210,296	6.8%	202,938	10.7%
Total liabilities and shareholders’ equity	$1,699,446	$1,726,486	(1.6)%	$1,697,028	0.1%	$1,663,787	2.1%

Outstanding common shares	15,710,287	15,980,655		15,977,754		15,972,914
Book value per common share (1)	$14.30	$13.98		$13.16		$12.71
Total loan to total deposit ratio	97.15%	96.51%		93.12%		93.14%
Noninterest-bearing deposits to total deposits	24.68%	23.48%		22.81%		24.68%

(1)	The ratios are calculated by dividing total shareholders’ equity by the number of outstanding common shares. The Company did not have any intangible equity components for the presented periods.

PCB Bancorp and Subsidiary
Consolidated Statements of Income (Unaudited)
($ in thousands, except share and per share data)

	Three Months Ended					Nine Months Ended
	9/30/2019	6/30/2019	% Change	9/30/2018	% Change	9/30/2019	9/30/2018	% Change
Interest income:
Interest and fees on loans	$21,876	$21,969	(0.4)%	$19,699	11.1%	$64,779	$55,749	16.2%
Interest on investment securities	978	1,062	(7.9)%	931	5.0%	3,133	2,648	18.3%
Interest and dividend on other interest-earning assets	833	999	(16.6)%	866	(3.8)%	2,757	2,071	33.1%
Total interest income	23,687	24,030	(1.4)%	21,496	10.2%	70,669	60,468	16.9%
Interest expense:
Interest on deposits	6,060	6,200	(2.3)%	4,643	30.5%	17,925	12,101	48.1%
Interest on other borrowings	98	138	(29.0)%	137	(28.5)%	370	475	(22.1)%
Total interest expense	6,158	6,338	(2.8)%	4,780	28.8%	18,295	12,576	45.5%
Net interest income	17,529	17,692	(0.9)%	16,716	4.9%	52,374	47,892	9.4%
Provision (reversal) for loan losses	(102)	394	(125.9)%	417	(124.5)%	207	937	(77.9)%
Net interest income after provision for loan losses	17,631	17,298	1.9%	16,299	8.2%	52,167	46,955	11.1%
Noninterest income:
Gain on sale of loans	1,540	1,891	(18.6)%	1,328	16.0%	4,551	4,477	1.7%
Service charges and fees on deposits	405	368	10.1%	377	7.4%	1,137	1,102	3.2%
Servicing income	534	492	8.5%	578	(7.6)%	1,657	1,789	(7.4)%
Other income	323	303	6.6%	297	8.8%	920	847	8.6%
Total noninterest income	2,802	3,054	(8.3)%	2,580	8.6%	8,265	8,215	0.6%
Noninterest expense:
Salaries and employee benefits	6,901	6,600	4.6%	5,840	18.2%	20,123	18,239	10.3%
Occupancy and equipment	1,408	1,407	0.1%	1,244	13.2%	4,128	3,634	13.6%
Professional fees	664	686	(3.2)%	213	211.7%	2,108	1,724	22.3%
Marketing and business promotion	292	529	(44.8)%	555	(47.4)%	1,049	1,484	(29.3)%
Data processing	348	338	3.0%	314	10.8%	1,004	911	10.2%
Director fees and expenses	188	185	1.6%	220	(14.5)%	562	661	(15.0)%
Regulatory assessments	—	309	(100.0)%	192	(100.0)%	425	469	(9.4)%
Other expenses	976	930	4.9%	942	3.6%	2,651	2,969	(10.7)%
Total noninterest expense	10,777	10,984	(1.9)%	9,520	13.2%	32,050	30,091	6.5%
Income before income taxes	9,656	9,368	3.1%	9,359	3.2%	28,382	25,079	13.2%
Income tax expense	2,871	2,767	3.8%	2,816	2.0%	8,432	7,510	12.3%
Net income	$6,785	$6,601	2.8%	$6,543	3.7%	$19,950	$17,569	13.6%
Earnings per common share
Basic	$0.43	$0.41		$0.44		$1.25	$1.27
Diluted	$0.42	$0.40		$0.44		$1.23	$1.25
Average common shares outstanding
Basic	15,816,269	16,017,089		14,730,120		15,943,603	13,865,190
Diluted	16,099,598	16,330,039		14,924,546		16,231,848	14,051,561

Dividend paid per common share	$0.06	$0.06		$0.03		$0.17	$0.09
Return on average assets (1)	1.55%	1.52%		1.60%		1.55%	1.50%
Return on average shareholders’ equity (1), (2)	12.02%	12.01%		14.50%		12.15%	14.85%
Efficiency ratio (3)	53.01%	52.95%		49.34%		52.85%	53.63%

(1)	Ratios are presented on an annualized basis.

(2)	The Company did not have any intangible equity components for the presented periods.

(3)	The ratios are calculated by dividing noninterest expense by the sum of net interest income and noninterest income.

PCB Bancorp and Subsidiary
Average Balance, Average Yield, and Average Rate (Unaudited)
($ in thousands)

	Three Months Ended
	9/30/2019			6/30/2019			9/30/2018
	Average Balance	Interest Income/ Expense	Avg. Yield/Rate	Average Balance	Interest Income/ Expense	Avg. Yield/Rate	Average Balance	Interest Income/ Expense	Avg. Yield/Rate
Assets
Interest-earning assets:
Total loans (1)	$1,396,437	$21,876	6.22%	$1,378,910	$21,969	6.39%	$1,280,352	$19,699	6.10%
Mortgage-backed securities	84,052	521	2.46%	87,787	559	2.55%	69,592	414	2.36%
Collateralized mortgage obligation	50,891	286	2.23%	53,027	325	2.46%	54,094	324	2.38%
SBA loan pool securities	20,751	133	2.54%	21,297	140	2.64%	24,102	154	2.53%
Municipal bonds (2)	5,834	38	2.58%	5,880	38	2.59%	6,232	39	2.48%
Other interest-earning assets	135,774	833	2.43%	154,661	999	2.59%	156,831	866	2.19%
Total interest-earning assets	1,693,739	23,687	5.55%	1,701,562	24,030	5.66%	1,591,203	21,496	5.36%
Noninterest-earning assets:
Cash and cash equivalents	18,927			18,342			18,596
Allowance for loan losses	(13,273)			(13,163)			(12,774)
Other assets	35,564			35,843			26,828
Total noninterest-earning assets	41,218			41,022			32,650
Total assets	$1,734,957			$1,742,584			$1,623,853
Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Deposits:
NOW and money market accounts	$351,581	1,432	1.62%	$323,285	1,339	1.66%	$269,514	834	1.23%
Savings	7,043	6	0.34%	9,146	14	0.61%	8,717	6	0.27%
Time deposits	767,752	4,622	2.39%	811,247	4,847	2.40%	795,202	3,803	1.90%
Total interest-bearing deposits	1,126,376	6,060	2.13%	1,143,678	6,200	2.17%	1,073,433	4,643	1.72%
Federal Home Loan Bank advances	20,326	98	1.91%	30,166	138	1.83%	30,000	137	1.81%
Total interest-bearing liabilities	1,146,702	6,158	2.13%	1,173,844	6,338	2.17%	1,103,433	4,780	1.72%
Noninterest-bearing liabilities
Noninterest-bearing demand	341,858			326,813			330,021
Other liabilities	22,465			21,441			11,325
Total noninterest-bearing liabilities	364,323			348,254			341,346
Total liabilities	1,511,025			1,522,098			1,444,779
Total shareholders’ equity	223,932			220,486			179,074
Total liabilities and shareholders’ equity	$1,734,957			$1,742,584			$1,623,853
Net interest income		$17,529			$17,692			$16,716
Net interest spread (3)			3.42%			3.49%			3.64%
Net interest margin (4)			4.11%			4.17%			4.17%
Total deposits	$1,468,234	$6,060	1.64%	$1,470,491	$6,200	1.69%	$1,403,454	$4,643	1.31%
Total funding (5)	$1,488,560	$6,158	1.64%	$1,500,657	$6,338	1.69%	$1,433,454	$4,780	1.32%

(1)	Total loans include both loans held-for-sale and loans held-for-investment, net of deferred loan costs (fees).

(2)	The yield on municipal bonds has not been computed on a tax-equivalent basis.

(3)	Net interest spread is calculated by subtracting average rate on interest-bearing liabilities from average yield on interest-earning assets.

(4)	Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets.

(5)
Total funding is the sum of interest-bearing liabilities and noninterest-bearing deposits. The cost of total funding is calculated as annualized total interest expense divided by average total funding.

PCB Bancorp and Subsidiary
Average Balance, Average Yield, and Average Rate (Unaudited)
($ in thousands)

	Nine Months Ended
	9/30/2019			9/30/2018
	Average Balance	Interest Income/ Expense	Avg. Yield/Rate	Average Balance	Interest Income/ Expense	Avg. Yield/Rate
Assets
Interest-earning assets:
Total loans (1)	$1,372,704	$64,779	6.31%	$1,245,551	$55,749	5.98%
Mortgage-backed securities	85,452	1,629	2.55%	67,602	1,183	2.34%
Collateralized mortgage obligation	52,927	969	2.45%	52,519	913	2.32%
SBA loan pool securities	21,392	420	2.62%	23,887	432	2.42%
Municipal bonds (2)	5,867	115	2.62%	6,454	120	2.49%
Other interest-earning assets	143,616	2,757	2.57%	132,483	2,071	2.09%
Total interest-earning assets	1,681,958	70,669	5.62%	1,528,496	60,468	5.29%
Noninterest-earning assets:
Cash and cash equivalents	18,650			19,145
Allowance for loan losses	(13,185)			(12,530)
Other assets	35,370			27,115
Total noninterest-earning assets	40,835			33,730
Total assets	$1,722,793			$1,562,226
Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Deposits:
NOW and money market accounts	$322,917	3,903	1.62%	$282,221	2,367	1.12%
Savings	8,214	28	0.46%	8,696	18	0.28%
Time deposits	797,475	13,994	2.35%	747,102	9,716	1.74%
Total interest-bearing deposits	1,128,606	17,925	2.12%	1,038,019	12,101	1.56%
Federal Home Loan Bank advances	26,820	370	1.84%	36,557	475	1.74%
Total interest-bearing liabilities	1,155,426	18,295	2.12%	1,074,576	12,576	1.56%
Noninterest-bearing liabilities
Noninterest-bearing demand	325,704			319,697
Other liabilities	22,077			9,759
Total noninterest-bearing liabilities	347,781			329,456
Total liabilities	1,503,207			1,404,032
Total shareholders’ equity	219,586			158,194
Total liabilities and shareholders’ equity	$1,722,793			$1,562,226
Net interest income		$52,374			$47,892
Net interest spread (3)			3.50%			3.73%
Net interest margin (4)			4.16%			4.19%
Total deposits	$1,454,310	$17,925	1.65%	$1,357,716	$12,101	1.19%
Total funding (5)	$1,481,130	$18,295	1.65%	$1,394,273	$12,576	1.21%

(1)	Total loans include both loans held-for-sale and loans held-for-investment, net of deferred loan costs (fees).

(2)	The yield on municipal bonds has not been computed on a tax-equivalent basis.

(3)	Net interest spread is calculated by subtracting average rate on interest-bearing liabilities from average yield on interest-earning assets.

(4)	Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets.

(5)
Total funding is the sum of interest-bearing liabilities and noninterest-bearing deposits. The cost of total funding is calculated as annualized total interest expense divided by average total funding.